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                                                                     EXHIBIT 4.5

                 FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
                            LOAN AND AGENCY AGREEMENT


         THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND AGENCY AGREEMENT (this "Amendment"), dated as of March 31, 2000, is by and among INTERMAGNETICS GENERAL CORPORATION, a New York corporation, IGC APD CRYOGENICS INC. (formerly known as "APD Cryogenics Inc."), a Pennsylvania corporation, MAGSTREAM CORPORATION, a New York corporation, IGC MEDICAL ADVANCES INC. (formerly known as "Medical Advances, Inc."), a Wisconsin corporation, INTERCOOL ENERGY CORPORATION, a Delaware corporation, and IGC POLYCOLD SYSTEMS INC. (formerly known as "Polycold Systems International, Inc."), a Delaware corporation (each, a "Borrower" and collectively, the "Borrowers"), FIRST UNION NATIONAL BANK (successor by merger to CoreStates Bank, N.A.), and THE CHASE MANHATTAN BANK (each, a "Bank" and collectively, the "Banks").

                                   BACKGROUND

         WHEREAS, the Borrowers and the Banks are parties to a Second Amended and Restated Loan and Agency Agreement dated October 23, 1997, as amended by that certain First Amendment to Second Amended and Restated Loan and Agency Agreement dated as of May 15, 1998, and as further amended by a letter agreement dated January 28, 1999, and as further amended by a Third Amendment to Loan Agreement dated October 15, 1999 (as at any time amended and/or extended, the "Loan Agreement"), pursuant to which the Banks agreed to make available to the Borrowers certain credit facilities upon the terms and conditions specified in the Loan Agreement; and

         WHEREAS, the parties wish to amend the Loan Agreement as set forth herein to, among other things, extend the Revolver Termination Date to October 23, 2002 and increase the Aggregate Revolving Loan Commitment from $25 million to $27 million;

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to amend the Loan Agreement as herein stated.

         1. Effect of Prior Agreements. This Amendment is intended to amend the Loan Agreement as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All terms used herein as defined terms shall have the meanings ascribed to them in the Loan Agreement unless herein provided to the contrary.

         2. Amendment. Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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                  "Subject to the terms and conditions hereof and in reliance upon the representations, warranties and covenants contained herein, each Bank agrees, severally and not jointly with the other Banks, to make revolving credit loans (collectively called the "Revolving Credit Loans" and each individually a "Revolving Credit Loan") to the Borrowers from time to time during the period commencing on the Closing Date and ending on October 23, 2002, or on any earlier date as provided in Section 2.7(b) or Section 8.1 hereof (the "Revolver Termination Date"), in principal amounts not to exceed at any time outstanding in the aggregate Twenty-Seven Million Dollars ($27,000,000) (the "Aggregate Revolving Loan Commitment"). For purposes of this Agreement, the "Revolving Loan Commitment" of First Union National Bank shall equal Sixteen Million Two Hundred Thousand Dollars ($16,200,000), and the "Revolving Loan Commitment" of The Chase Manhattan Bank shall equal Ten Million Eight Hundred Thousand Dollars ($10,800,000). All Loans shall be made by the Banks simultaneously and pro rata in accordance with the Revolving Loan Commitments. The failure of any one or more of the Banks to make Revolving Credit Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations under this Section 2.1(a), but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend under this Section 2.1(a) exceed the amount of such Bank's Revolving Loan Commitment at that time."

         3. Representations, Warranties and Covenants. Each Borrower hereby affirms and reaffirms to the Banks all representations and warranties made and to be made under the Loan Agreement, and confirms that all are true and correct as of the date hereof and that no Default has occurred and is continuing. Each Borrower further represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by its Board of Directors and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provision of its Certificate or Articles of Incorporation or Bylaws, or of any contract or agreement to which it is a party or by which it or any of its properties is bound. Each Borrower hereby affirms and reaffirms to the Banks all of the covenants contained in the Loan Agreement including, without limitation, those contained in Articles V and VI of the Loan Agreement and agrees to abide thereby until all of the Obligations to the Banks are satisfied and/or discharged in their entirety.

         4. Conditions. To induce the Banks to enter into this Amendment, the Borrowers agree as follows:

                  (a) The Borrowers shall execute and deliver to the Agent, on behalf of the Banks, this Amendment, allonges to each of the Revolving Credit Notes in form and substance satisfactory to the Agent, and all other documents as the Agent may require;

                  (b) The Borrowers shall deliver to the Agent, on behalf of the Banks, certified resolutions of the Board of Directors of each Borrower authorizing the execution

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and delivery of the Amendment and all other documents executed in connection herewith and therewith, all in form and substance satisfactory to the Agent; and

                  (c) Each Borrower shall deliver to the Agent a Secretary's Certificate in form and substance satisfactory to the Agent.

         5. Further Assurances. Each Borrower hereby agrees to execute and deliver to the Agent, on behalf of the Banks, such further agreements and other documentation as may be requested by the Agent at any time to assure the protection and enforcement of the Banks' rights under the Loan Agreement as amended hereby.

         6. Reservation of Rights. To the extent any Event of Default exists on the date hereof, any and all undertakings of any Bank under or pursuant to this Amendment shall not be deemed a waiver by such Bank of any such Event of Default or any of such Bank's rights and remedies under the Loan Agreement and/or applicable law; and the Banks hereby reserve any and all such rights and remedies.

         7. Payment of Expenses. The Borrowers shall pay to or reimburse the Agent for, on behalf of the Banks, their respective reasonable attorneys' fees and expenses in connection with the preparation and execution of this Amendment and all other related documents.

         8. Reaffirmation and Extension of Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and all other Loan Documents, including, without limitation, the Notes, are hereby affirmed and shall continue in full force and effect.

         9. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

         10.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers, as of the date first above written.

                                              INTERMAGNETICS GENERAL
                                              CORPORATION

                                              By: /s/ Michael C. Zeigler
                                                  -----------------------------
                                              Name: Michael C. Zeigler
                                              Title: CFO







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                                              IGC APD CRYOGENICS INC.

                                              By: /s/ Michael C. Zeigler
                                                  -----------------------------
                                              Name: Michael C. Zeigler
                                              Title: Treasurer

                                              MAGSTREAM CORPORATION

                                              By: /s/ Michael C. Zeigler
                                                  -----------------------------
                                              Name: Michael C. Zeigler
                                              Title: Treasurer

                                              IGC MEDICAL ADVANCES INC.

                                              By: /s/ Michael C. Zeigler
                                                  -----------------------------
                                              Name: Michael C. Zeigler
                                              Title: Treasurer

                                              INTERCOOL ENERGY CORPORATION

                                              By: /s/ Michael C. Zeigler
                                                  -----------------------------
                                              Name: Michael C. Zeigler
                                              Title: Treasurer

                                              IGC POLYCOLD SYSTEMS INC.

                                              By: /s/ Michael C. Zeigler
                                                  -----------------------------
                                              Name: Michael C. Zeigler
                                              Title: Treasurer

                                              FIRST UNION NATIONAL BANK,
                                              individually and as Agent

                                              By: /s/ Christopher Strauss
                                                  -----------------------------
                                              Name: Christopher Strauss
                                              Title:

                                              THE CHASE MANHATTAN BANK

                                              By: /s/ David C. Horan, Jr.
                                                  -----------------------------
                                              Name:  David C. Horan, Jr.
                                              Title: Vice President



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